Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement to Form S-1 Amendment No. 2 of our report dated March 1, 2023, relating to the financial statements of Nuburu, Inc., which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, NJ

March 30, 2023